EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of Sterling Chemicals Holdings, Inc. (formerly Sterling Chemicals, Inc.) on Form S-8 of our report dated October 25, 1995, on our audit of the consolidated statements of operations, changes in stockholders' equity and cash flows of Sterling Chemicals Holdings, Inc. for the year ended September 30, 1995.


/s/ Coopers & Lybrand L.L.P.

Houston, Texas
May 12, 1998